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                                 Exhibit 99-5.vi
                         Endorsement ENYSUTLNMCHG02 (C)


                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                   ENDORSEMENT

The Certificate is hereby endorsed effective May 1, 2002, as follows:

The name of AETNA LIFE INSURANCE AND ANNUITY COMPANY has been changed to ING LIFE INSURANCE AND ANNUITY COMPANY. Accordingly, all references to AETNA LIFE INSURANCE AND ANNUITY COMPANY, ALIAC, and Aetna in the Certificate are changed to ING LIFE INSURANCE AND ANNUITY COMPANY, ILIAC, and ING, respectively.

The address remains as follows:

151 Farmington Avenue
Hartford, Connecticut  06156

All terms and conditions of your Certificate remain the same.



                                        /s/ Thomas J. McInerney

                                        President
                                        ING Life Insurance and Annuity Company

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                                 Exhibit 99-5.vi
                          Endorsement ENYSUTLMCHG02(P)

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                   ENDORSEMENT

The Policy is hereby endorsed effective May 1, 2002, as follows:

The name of AETNA LIFE INSURANCE AND ANNUITY COMPANY has been changed to ING LIFE INSURANCE AND ANNUITY COMPANY. Accordingly, all references to AETNA LIFE INSURANCE AND ANNUITY COMPANY, ALIAC, and Aetna in the Policy are changed to ING LIFE INSURANCE AND ANNUITY COMPANY, ILIAC, and ING, respectively.

The address remains as follows:

151 Farmington Avenue
Hartford, Connecticut  06156

All terms and conditions of your Policy remain the same.



                                        /s/ Thomas J. McInerney

                                        President
                                        ING Life Insurance and Annuity Company